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Exhibit 3.2             AMENDED ARTICLES OF INCORPORATION
                                       OF
                         COMMERCE OIL OF KENTUCKY, INC.

         We, the undersigned President and Secretary-Treasurer, pursuant to the Uniform Business Corporation Act Section 16-10a-1006 do adopt the following Article of Amendment:

ARTICLE I

         The name of this corporation is hereby amended to that of USIP.Com, Inc.

ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue is 25,000,000 with a par value of One Cent. All shares are to be of one kind, and cumulative voting is denied. No holder of any shares of stock of the corporation shall be entitled as a right to purchase or to subscribe for or receive an unissued shares of stock of the corporation at any time authorized; but any shares of stock rights, or other securities may be issued and disposed of by the board of directors to such persons, on such terms, at such prices, and in such manner, as the board of directors may in its sole discretion determine without offering any thereof to holders of shares, rights, or other securities of the corporation .

         IN WITNESS THEREOF, we, the undersigned, being the President and Secretary-Treasurer, hereby certify that on the 31st day of January 2000, a stockholders meeting of Commerce Oil of Kentucky was held in the offices of Lilly Beter Capital Group, Ltd., 2424 North Federal Highway, Suite 150, Boca Raton, Florida, whereby a majority of shares of the total of 1,595,500 shares issued and outstanding, all of which were entitled to vote, voted to amend the corporation as hereinabove stated.

                              /s/ Craig Burton
                              ----------------
                              Craig Burton, President

                              /s/  Joseph J. Passalaqua
                              -------------------------
                              Joseph John Passalaqua, Secretary-Treasurer


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STATE OF FLORIDA
COUNTY OF PALM BEACH

         BE IT KNOWN AND REMEMBERED, that personally appeared before me, John J. Connelly, a Notary Public in and for the County and State aforesaid, Craig Burton and Joseph John Passalaqua, personally known to me to be the same who signed for foregoing Amended Articles of Incorporation, and I having made known to them the contents of said Article, they did under oath severally acknowledge their signatures as their free act an deed and that the facts are truly set forth therein.

         Given under my hand and seal of office this 31st day of January, 2000, at 2424 N. Federal Hwy., Boca Raton, FL.

         My Commission Expires: March 31, 2000                /s/  John Connelly
                                                              ------------------
                                                              Notary Public


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